Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report dated March 12, 2004 with respect to the SLS International, Inc. consolidated financial statements as of December 31, 2003, 2002 and 2001 and for the years then ended, included in its Annual Report on Form 10-KSB for the year ended December 31, 2003, and to all references to our Firm included in or made a part of this Registration Statement.

WEAVER & MARTIN LLC

Kansas City, Missouri

June 17, 2004